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                                                                      EXHIBIT 16




                                  May 28, 2002




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549



Dear Sir/Madam:


     We have read the first four paragraphs of Item 4 in the Form 8-K dated, May 23, 2002, of Jacobson Stores Inc. filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.



Very Truly Yours,



/s/ Arthur Andersen LLP


Copy to:  Paul W. Gilbert
          Vice Chairman of the Board
          Jacobson Stores Inc.